Bluetooth Biosensor Fits Within Wristwatch

07.19.06

Discuss Total posts: 1

By PC Magazine Staff

Exmovere LLC has unveiled a Web-based Bluetooth-enabled biosensor wristwatch dubbed "Exmocare," which is designed to help provide elderly care assistance for individuals 65 years of age and older.

Exmocare allows family and other caregivers to monitor an elderly individual's physiological and emotional health status in from afar [and in real-time!]. The "wearable sensor system" offers automated reports on the elderly individuals' vital signs including pulse, heart rate and motion. It can also assess up to ten different emotions including relaxed, worried and agitated.

Each Exmocare wristwatch runs on Windows, Windows Mobile, and/or Windows Pocket PC software. The device collects information on the wearer every 30 minutes and automatically alerts caregivers of any abnormal activity. Data is transmitted wirelessly via home PC, GSM Bluetooth-enabled cell phone or GPS car kit, which keeps tabs on the wearer's location and vehicle speed. Family and friends can opt to receive alerts via e-mail, SMS or Instant Message.

For caregivers who place higher priority on work and play than on face-to-face interaction with Grandma and Grandpa, Exmocare offers an "Exmonitor" program for Windows PCs. The program "allows you to effortlessly monitor your loved one from your Windows taskbar at home or at work," according to the company Web site.

On a related note, the Exmocare service could potentially be implemented in a hospital setting in order to help nurses and doctors monitor their patients more efficiently. It's food for thought, anyway.

Print Email Save Reprints




top

breaki
7.20.20
Online G
Confere
After Ar
7.20.20
Seagate
Drive Sa
7.20.20
Intel Sh
Manage
7.20.20
PC Grow
Consum
Cup
7.20.20
Linux-Pc
From Fr

Add PC Magazine Breaking News to your RSS newsreader or My Yahoo!

newsletters

Get PCMag.com's **FREE** email newsletters delivered to your inbox.

Its easy, just follow the steps.

Want more? Check out our other newsletters here.

Manage your newsletter subscriptions here.

1. Make your selections:

- ☑ Inside PCMag.com
- ☑ Productwire: First Looks Update
- ☑ Tip of the Day
- ☑ PC Magazine's TrendWatch
- ☑ Utility Library Update
- ☑ Shareware Update
- ☑ Security Watch
- ☑ TechnoRide Update
- ☑ Tech Saver
- ☑ What's New Now

2. Select email format:

HTML

3. Enter email address:

PCMAGcast *Practical online webcasts for work, home, and on the go*

NEW: *PC Magazine's live, interactive technology events make you more productive at work, home, and on the go. Best of all, they're FREE!*

Featured Event:

SMB Bootcamp: How to Can Spam

Tuesday, July 25, 2pm EDT - Sponsored by OnlyMyEmail
Join *PC Magazine* analysts Neil J. Rubenking and Oliver Kaven to find out how to keep spam away from your network and your employees' desktops. This free seminar will cover the basics of spam filtering and antispam security for small to medium-size businesses.
Learn more | Sign up today!

See all PCMagCasts >>

More Free PCMagCasts:

- Making the Most of Your Digital Camera
  Wednesday, August 2, 2pm EDT
  Photo novice? This 60-minute, interactive video/audio presentation is for you! Our digital camera experts will show you camera basics as well as some easy professional techniques, so you can start shooting smarter right away.
  Learn more | Register today!

- Virtual Tradeshow: Security & Mobility
  Wednesday, August 23 and Thursday, August 24
  PCMagCast is hosting a free, two-day *virtual* tradeshow August 23-24, 2006 on two of the most critical technology topics for business success: Computer security and workforce mobility. Get up to speed fast!
  Learn more and register today!

Ultima
Guide

Wmatch
Start Up
File Sno
Cookie
Disk pie
Task po

top se
Digital C

1. Canon
EOS 3
55mm
2. Canon
3. Canon
4. Samsu
5. Panaso
FZ20
more

PRODU

Deskto
Digital
DVD C
Handh
Laptop
LCDs
MP3 Pl
PDAs
Printer
VoIP
Windo
Wirele
All cat

cover

7.17.20
Future T
BioTech
7.17.20
Future T
Energy
7.17.20
Future T
Nanotec

PCMag
center

NEW IN THE PCMAG.COM UTILITY LIBRARY


111000100 000
00000110 01100101
10000110

Just released! A newly updated premium utility. Stream Revealer Makes it Easy to Detect Potential Computer Threats.

Stream Revealer Lets you:

- Discover Alternate Data Streams (ADS) for certain files.
- Attach a stream to a file
- Delete streams
- Launch streams
- Extract streams

It's a great tool for discovering hidden ADS (and a neat way to hide your own files).

Download this PC Utility Now!

FIND BY TOPIC

Cell Phones XML
Bluetooth Phone, Verizon Cell Phones, Cingular Cell Phones, Motorola Cell Phones

Computer Software XML
Backup Software, System Utilities, Video Editing Software, Office Suites

Digital Camcorders XML
Sony Digital Camcorders, JVC Digital Camcorders, Cheap Camcorders

Editors' Choice Products XML
Best Laptops, Best Digital Cameras, Best Camcorders, Best Security Software

HDTVs XML
Plasma HDTV, LCD HDTV, Rear Projection TV, Sony HDTV

Laptops & Notebooks XML
Cheap Laptops, Toshiba Laptops, Dell Laptops, Business Laptops

LCDs XML
LCD TV, LCD Monitors, Cheap LCDs

Multi-Function Printers XML
Laser MFPs, InkJet MFPs, HP MFPs, Canon MFPs

Scanners XML
Flatbed Scanners, Scanners under $500, Canon Scanners, HP Scanners

Storage Devices XML
CD Burners, Hard Drives, DVD Burners, Flash Drives

Small Business Center
Small Business Laptops, Small Business Desktops, Smart Phones, Inkjet Printers, Wireless Networking, Business Accounting Software

ExtremeTech XML
Top Deep Tech Stories, CPUs, Boards & Components, 3D Graphics, Audio & HDTV, Build It, OS, Software & Networking

Computer Security XML
Virus Software, Spam Software, Spyware Software, Firewall Software

Desktops XML
Cheap Desktops, Media Desktops, Dell Desktops, Mac Desktops

Digital Cameras XML
Cheap Digital Cameras, Canon Digital Cameras, Nikon Digital Cameras

Graphics Cards XML
ATI Graphic Cards, 256 MB Graphic Cards, Cheap Graphic Cards

InkJet Printers XML
Cheap InkJet Printers, Epson InkJet Printers, Canon InkJet Printers

Laser Printers XML
Cheap Laser Printers

MP3 Players XML
Cheap MP3 Players, Portable MP3 Players, iRiver MP3 Players, Apple iPods

PDAs XML
Palm PDA, Pocket PC PDA

Speakers XML
Klipsch Speakers, Altec Lansing Speakers, 2-Channel Speakers, Cheap Speakers

Wireless Networking XML
Wireless Routers, Wireless Access Points, Netgear, Linksys Routers

GearLog: Cool Gadgets—Now XML
Digital Cameras, Digital Video, Gadgets & Gizmos, MP3 Players, Desktops, Laptops, Wearable Tech, Cheap Geek

TechnoRide
Car Technology, Car Video Systems, Car Audio, Auto News, GPS Car Navigation, Car Reviews, Hybrid Cars, Concept Cars, Car Advice, Auto Shows

View all PCMag.com RSS Feeds >